UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 2, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of TESSCO Technologies Incorporated (the “Company”) finalized determinations with respect to the Company’s Reward for Results Program, which includes the Value Share Plan and the Performance Stock Award Plan.  The Committee also established base salary amounts for the Company’s officers for fiscal 2006.

Value Share Plan

Fiscal 2005.  On May 2, 2005, the Committee approved cash bonus awards for payment pursuant to the Value Share Plan for fiscal year 2005 to, among others, the named executive officers, and principal accounting officer, listed below, in the amounts set forth opposite the name of each respective officer:

		Cash Bonus Award
Officer	Title	for Fiscal Year 2005

Robert B. Barnhill, Jr.	President and Chief Executive Officer	$180,000
Christina M. Corner	Senior Vice President, Sales and Market Development	85,000
Gerald T. Garland	Senior Vice President, Mobile Devices and Accessories Line of Business	85,000
Richard A. Guipe	Senior Vice President, Network Infrastructure Line of Business	25,000
Douglas A. Rein	Senior Vice President, Fulfillment and Operations	50,000
David M. Young	Vice President, Acting Chief Financial Officer and Secretary	38,000

Consistent with past practices, these annual rewards were determined entirely on the basis of the Company’s and each executive’s unit and individual performance during fiscal 2005, as measured against performance targets established early in the fiscal year.  The performance targets are aligned with the Company’s growth and diversification strategies and include measures of earnings per share, growth in commercial and government buying customers, and various productivity measurements and team member survey results.   The Committee also considered each executive’s leadership by considering a variety of factors including collaboration within the organization and the individual’s ability to drive bottom line results.

The expense to the Company for the Value Share Plan payments was accounted for during and reflected in the results for the 2005 fiscal year.

Fiscal 2006.  The Committee also approved the continuation of the Value Share Plan for fiscal year 2006.  Consistent with prior years, the Plan is designed to reward participants appropriately based on the Company’s and each executive’s unit and individual performance during fiscal 2006 as measured against previously established performance targets.  The performance measures will continue to be aligned with the Company’s growth and diversification strategies and will include earnings per share, growth in commercial and government buying customers, multiple productivity measurements and team member survey results and leadership reviews.  The earnings per share targets include, once again for fiscal year 2006, the compensation expense of the Value Share Plan.  Any cash awards determined by the Committee to be payable under the Value Share Plan for fiscal year 2006 are expected to be paid during May 2006, in a single lump sum, subject to payroll taxes and tax withholdings.  Our President and Chief Executive Officer, other executive officers, and all other employees of the Company, are eligible for consideration for cash bonus awards under the Value Share Plan.

Performance Stock Unit Determinations and Grants

(A)  Also on May 2, 2005, the Committee finalized certain determinations applicable to the earning of Performance Stock Units, sometimes referred to as Performance Share Units or PSUs, delivered to certain officers, directors and employees of the Company in April 2004 under the Performance Stock Award Program.  This program was designed by the Committee to align the efforts of recipients toward driving earnings and shareholder value.  The shares covered by the awards granted in April 2004 can be earned based on earnings per share over a three-year performance cycle consisting of the fiscal years ending in March 2005, 2006 and 2007.  Any shares that are earned in respect of a given fiscal year vest and are issued, beginning on the date earned, in equal installments over the period ending May 2008, provided that the participant remains employed by or associated with the Company until the respective share issuance dates.  The earnings per share targets for each of the three fiscal years were set in April 2004 and represent continual increases in earnings per share, after the projected impact of these grants.  The threshold earnings per share target set in April 2004 for fiscal 2005 was $1.02, and the goal target was $1.57.

Based upon the Company’s actual earnings per share results for fiscal year 2005, as factored in the case of employee participants by the respective individual participant’s performance results, the Committee determined on May 2, 2005 that the number of shares set forth below opposite the name of each respective named executive officer, principal accounting officer or director had been earned by such officer or director for fiscal year 2005.  Of the number of shares applicable to each individual named below, 25% are immediately vested in full and are being paid concurrently in shares of Company Common Stock, and an additional 25% will become payable through the delivery of a corresponding number of shares of Company

Common Stock on or about May 1 of each of the following three years, provided that the participant remains employed by or associated with the Company on each such date.

Officer/Director	Shares Earned for Fiscal Year 2005

Robert B. Barnhill, Jr.*	14,450
Christina M. Corner	10,536
Gerald F. Garland	12,042
Richard A. Guipe	6,743
Douglas A. Rein	9,633
David M. Young	4,516
John Beletic*	4,576
Jerome C. Eppler*	4,576
Benn R. Konsynski*	4,576
Daniel Okrent*	4,817
Dennis J. Shaughnessy*	4,576
Morton F. Zifferer, Jr.*	4,576

(*) Denotes Directors

The determination by the Committee on May 2, 2005 resulted in the earning by all eligible participants of an aggregate of 137,518 shares, including those earned by the named executive officers, principal accounting officer and directors and identified in the table above.  Of this aggregate number, 25%, or 34,380, are immediately vested and are being paid concurrently in shares of Company Common Stock, and an additional 25% will become vested and payable through the delivery of a corresponding number of shares of Company Common Stock on or about May 1 of each of the following three years, provided that the respective participant remains employed by or associated with the Company on each such date.  The expense to the Company for the shares earned and now vested was accounted for in and reflected in the results for the 2005 fiscal year.  An aggregate of 203,750 shares were available to be earned by all PSU participants for fiscal year 2005.  Those shares not earned for fiscal 2005 may, however, be earned for fiscal years 2006 or 2007 if cumulative earnings per share targets are met and, in the case of employee participants, individual performance metrics are satisfied in those years.  The internal threshold and goal targets set in 2004 and applicable to these awards for fiscal 2006 are $1.23 and $2.30, respectively.  These targets, which include the projected impact of share issuances on earnings per share, were established for internal purposes relative to the administration of these PSUs and should not be construed, and the reader is cautioned not to construe these targets, in the nature of earnings guidance.

(B)  Also on May 2, 2005, the Committee, with the concurrence of the full Board of Directors, approved the delivery of an additional 13,333 PSUs to Ms. Susan Goodman, who was recently named as a director of the Company.  The terms (including earnings per share targets) applicable to these PSUs are substantially the same as those which were delivered to Company directors in April 2004, except that there are only two measurement years, fiscal years 2006 and 2007.

(C)  Also on May 2, 2005, the Committee, with the concurrence of the full Board of Directors, determined to grant to the named executive officers and chief accounting officer identified below, and other select key individuals, a total of 93,500 additional PSUs entitling them to earn shares of the Company’s Common Stock depending upon whether in fiscal 2006 certain threshold or goal earnings per share targets are met and individual performance metrics are satisfied.  In light of recent developments regarding the Company’s upcoming loss of a significant affinity relationship, the Board and the Committee view fiscal 2006 as a particularly important year as the Company transitions away from this large affinity relationship and have determined that providing incentives to key individuals who are expected to play important roles in this transition is in the best interests of the Company and its shareholders. Also in light of these developments, the internal threshold and goal targets applicable to these awards for fiscal 2006 were set by the Committee at $1.20 and $1.50, respectively.  These targets, which include the projected impact of share issuances on earnings per share, were established for internal purposes relative to the administration of these PSUs and should not be construed, and the reader is cautioned not to construe these targets, in the nature of earnings guidance.

Officer/Director	Number of PSUs

Robert B. Barnhill, Jr.*	8,000
Christina M. Corner	5,000
Gerald F. Garland	5,000
Richard A. Guipe	5,000
Douglas A. Rein	5,000
David M.Young	5,000
John Beletic*	3,500
Jerome C. Eppler*	3,500
Susan Goodman*	3,500
Benn R. Konsynski*	3,500
Daniel Okrent*	3,500
Dennis J. Shaughnessy*	3,500
Morton F. Zifferer, Jr.*	3,500

(*)Denotes Directors

The documents evidencing these PSUs will be in substantially the form of the those previously delivered to PSU participants, but these PSUs have only one measurement year (rather than three), with any shares earned at the end of fiscal year 2006 to vest 33.3% on or about May 1, 2006 and 33.3% on or about May 1 of each of the following two years, provided that the participant remains employed by or associated with the Company on each such date.  The maximum number of shares payable to each participant equals 125% of the number of PSUs delivered to that participant.  These grants, and particularly those made to the members of the Committee, have also been approved by the full Board of Directors.

All PSUs are delivered under the Company’s Amended and Restated 1994 Stock and Incentive Plan.

Base Salary Levels

Finally, also on May 2, 2005, the Committee determined the base salary levels for fiscal year 2006 for the named executive officers and principal accounting officer, as set forth below.

Officer	Base Salary Level

Robert B. Barnhill, Jr.	$450,000
Christina M. Corner	230,000
Gerald T. Garland	230,000
Richard A. Guipe	200,000
Douglas A. Rein	225,000
David M. Young	175,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
Chairman, President and Chief Executive Officer

Dated: May 6, 2005